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                                                                    Exhibit 99.1

[SIPEX LOGO]


                                             FOR FURTHER INFORMATION CONTACT:

                                                   Ray Wallin
                                                   Sr. VP, Finance & CFO
                                                   408-934-7500

NEWS RELEASE

SIPEX REPORTS FIRST QUARTER 2004 RESULTS

NET SALES INCREASE SEQUENTIALLY TO $18.1 MILLION

(MILPITAS, CA - MAY 13, 2004) - Sipex Corporation (NASDAQ:SIPX) today announced results for the first quarter of 2004 ended April 3, 2004. Sipex reported net sales of $18.1 million, an increase of 330% compared to net sales of $4.2 million for the previous quarter and an increase of 20% compared to net sales of $15.1 million reported for the same period last year. Net sales for the quarter ended December 31, 2003, reported on a GAAP basis, included a $12.9 million non-cash charge to reflect the impact of the accounting treatment from terminating the sales incentive feature of the 2003 convertible note issued to Future Electronics. Diluted (loss) per share was $(0.12) compared to the $(0.60) per share loss reported in the previous quarter and the $(0.26) per share loss reported for the same period last year. The current quarter loss per share was favorably impacted by $0.01 per share from the increase in the weighted average shares outstanding due to the conversion during the quarter of the notes payable to Future Electronics.

On a non-GAAP, or pro forma basis, net sales for the first quarter of 2004 increased 6% compared to pro forma net sales of $17.1 million reported for the fourth quarter of 2003. Pro forma diluted loss per share for the fourth quarter of 2003 was $(0.11). A reconciliation of GAAP results to pro forma results is set forth at the end of this release.

Gross margin for the first quarter of 2004 was 25% compared to a gross loss of (187%) for the previous quarter and a gross loss of (1%) for the same period last year. Pro forma gross margin for the fourth quarter of 2003 was 30%. The gross margin in the first quarter of 2004 was negatively impacted by sales of interface products built on the 5 micron technology with higher costs, and increased inventory valuation adjustments.

Walid Maghribi, president and chief executive officer of Sipex commented, "We are pleased to have continued our revenue growth for three quarters in a row. Revenue growth was driven mainly by a 10% rise in interface products revenue. Revenue from power products increased slightly while revenue from optical storage products declined slightly as expected.

"Gross margin was different than expected due to the sale of 5 micron interface products inventory which had a higher carrying cost and increased valuation adjustments on some older inventory. This is in no way a reflection of a slowdown in our improvement which we expect to continue for the next several quarters.

Maghribi continued, "We are encouraged by the prospect for our optical storage products. We have reengaged with NEC after two quarters of absence and started shipping for the first time two components in the pickup head of a 16X drive. This by itself is expected to add incremental net sales for optical storage starting this quarter. We have also started shipping for the first time, outside of Japan, pre-production volume on two additional components to a customer in Asia. In addition, we have entered into two developmental contracts for two customers in Europe that could add to revenue in 2005. All in all, we anticipate optical storage growing to net sales of over $5 million per quarter during this year.

"We are encouraged by the increasing acceptance of our products as represented by the significant growth of our interface products net sales over the year. We are also encouraged by the increasing acceptance of our products by direct OEM customers. However, while net sales growth from new power products has been slower than expected, we are experiencing high levels of design-in activity.

"During the quarter we made a strategic decision to increase our spending on R&D to better prepare us for 2005. In addition, we decided to increase our sales coverage for strategic accounts and add resources to our business and financial processes and systems. While the first two actions are expected to increase our revenue and improve our product position and gross margin, the third action we believe will reduce our cost long term.

"While we enter this quarter again with a high turns booking required equivalent to previous quarters, we believe that increased revenue on optical storage products, still higher interface revenue and faster growth in new power products should enable us to achieve net sales in the range of $19 million to $20 million in the second quarter of 2004."

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the following matters: anticipated growth in revenue levels and gross margin improvement for the next several quarters; relationships with customers and prospective customers; prospects for the Company's products, including future revenue; expectations as to the benefits of the Company's increased spending on R&D, increased sales coverage and additional financial systems resources; expected revenue for the second quarter of 2004 and other matters. Statements in this press release that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S. and abroad, demand for electronic products and semiconductors in general, demand for the end-user products for which the Company's semiconductors are suited, the Company's relationships with NEC and other customers, the Company's ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses and improve gross margins. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended December 31, 2003.

When we use the words, "anticipate," "estimate," "project," "intend," "expect," "plan," "guidance," "believe," "should," "would," "likely" and similar expressions, we are making forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements we make herein and in our periodic filings with the Securities and Exchange Commission.

ABOUT SIPEX

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with power management, interface and optical storage ICs for use in computing, communications, and networking infrastructure. The company is headquartered in Milpitas, California with additional offices in Belgium, China, Germany, Japan and Taiwan. Sipex sells direct and through distribution channels. For more information about Sipex, visit www.sipex.com.

For further information, contact Ray Wallin, Sr. VP, Finance & CFO at Sipex Corporation, 233 South Hillview Drive, Milpitas, CA 95035, Telephone (408-934-7500).

                                SIPEX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            APRIL 3, 2004   DECEMBER 31, 2003
                                                            -------------   -----------------
                           ASSETS

Current assets:
     Cash, cash equivalents and short-term investments        $ 19,123          $ 21,179
     Accounts receivable, net                                    8,339             8,793
     Accounts receivable, related party                          2,326             2,054
     Inventories                                                17,065            15,956
     Other current assets                                        1,086             1,434
                                                              --------          --------
          Total current assets                                  47,939            49,416
Property, plant and equipment, net                              50,578            51,778
Other assets                                                       225               410
                                                              --------          --------
          Total assets                                        $ 98,742          $101,604
                                                              ========          ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                         $ 11,741          $ 11,340
     Accrued expenses                                            4,060             4,087
     Short-term portion of restructuring costs                     407               422
     Deferred income, related party                              5,276             4,636
                                                              --------          --------
          Total current liabilities                             21,484            20,485
Long-term portion of restructuring costs                           444               535
Long-term debt, related party                                       --            21,323
                                                              --------          --------
          Total liabilities                                     21,928            42,343
Stockholders' equity                                            76,814            59,261
                                                              --------          --------
          Total liabilities and stockholders' equity          $ 98,742          $101,604
                                                              ========          ========

                                SIPEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                       ----------------------------------------------
                                                        APRIL 3,         DECEMBER 31,        MARCH 29,
                                                         2004               2003               2003
                                                       --------           --------           --------
Net sales                                              $ 10,527           $ 10,353           $ 10,576
Net sales, related party                                  7,570              6,771              4,541
                                                       --------           --------           --------
Net sales, before fair value of
  debt conversion rights                                 18,097             17,124             15,117
Fair value of debt conversion
  rights, related party                                      --            (12,917)                --
                                                       --------           --------           --------
         Total net sales                                 18,097              4,207             15,117

Cost of sales                                            13,549             12,057             15,299
                                                       --------           --------           --------
    Gross profit (loss)                                   4,548             (7,850)              (182)
                                                       --------           --------           --------

Operating Expenses:
    Research and development                              3,560              3,316              2,933
    Marketing and selling                                 1,975              2,303              1,924
    General and administrative                            2,728              2,129              1,925
    Restructuring                                            --              1,067                 (6)
                                                       --------           --------           --------
        Total operating expenses                          8,263              8,815              6,776

Loss from operations                                     (3,715)           (16,665)            (6,958)
Other income (expense), net                                   5               (403)               (83)
                                                       --------           --------           --------
Loss before income taxes                                 (3,710)           (17,068)            (7,041)
Income tax expense                                           31                 27                181
                                                       --------           --------           --------
Net loss                                               $ (3,741)          $(17,095)          $ (7,222)
                                                       ========           ========           ========

Net loss per common share - basic and diluted          $  (0.12)          $  (0.60)          $  (0.26)

Weighted average common shares
  outstanding - basic and diluted                        30,649             28,309             28,031

                                SIPEX CORPORATION
         RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS - UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED
                                            ---------------------------------------------------
                                            APRIL 3, 2004    DECEMBER 31, 2003   MARCH 29, 2003
                                            -------------    -----------------   --------------
GAAP - net sales                              $ 18,097           $  4,207           $ 15,117
   Fair value of debt conversion
      rights, related party - Note 1                --             12,917                 --
                                              --------           --------           --------

Pro forma - net sales                         $ 18,097           $ 17,124           $ 15,117
                                              ========           ========           ========

GAAP - gross profit (loss)                    $  4,548           $ (7,850)          $   (182)

Fair value of debt
   conversion rights, related
      party-Note 1                                  --             12,917                 --
                                              --------           --------           --------

Pro forma - gross profit (loss)               $  4,548           $  5,067           $   (182)
                                              ========           ========           ========

GAAP - net loss                               $ (3,741)          $(17,095)          $ (7,222)

Fair value of debt conversion
   rights, related party, net of
      tax - Note 1                                  --             12,917                 --

Restructuring, net of tax -
   Note 2                                           --              1,067                 --
                                              --------           --------           --------

Pro forma - net loss                          $ (3,741)          $ (3,111)          $ (7,222)
                                              ========           ========           ========

GAAP - net loss per share                     $  (0.12)          $  (0.60)          $  (0.26)

Fair value of debt conversion
   rights, related party, net of
      tax - Note 1                                  --               0.45                 --

Restructuring, net of tax -
   Note 2                                           --               0.04                 --
                                              --------           --------           --------

Pro forma - net loss per share                $  (0.12)          $  (0.11)          $  (0.26)
                                              ========           ========           ========

Weighted average common shares
   outstanding - basic and diluted              30,649             28,309             28,031

      Notes:

            1 Adjustment to eliminate the non-cash charge associated with the recognition of the increase in the fair value of the debt conversion rights associated with the convertible note to a related party.

            2     Adjustment to eliminate the restructuring charge.

Use of Pro Forma Financial Information:

To supplement its consolidated financial statements presented in accordance with GAAP, for the period ended April 3, 2004, Sipex is presenting non-GAAP, or pro forma, measures of net sales, gross profit (loss), net loss, and net loss per share for the periods ended April 3, 2004, December 31, 2003 and March 29, 2003, respectively, which are adjusted from results based on GAAP, to present results of operations before considering the impact of the non-cash charge related to a convertible note previously issued to a related party and a restructuring charge. These adjustments are provided to enhance the overall understanding of Sipex's current financial performance compared to the GAAP results of prior periods. Specifically, Sipex believes that the pro forma results provide useful information to both management and investors by excluding non-cash and non-recurring charges that the Company believes are not indicative of its core operating performance. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America, and is not necessarily comparable to non-GAAP results published by other companies.